Exhibit 99.1

TrueCar Announces Preliminary Financial Results and Key Metrics for Third Quarter 2014

SANTA MONICA, Calif. — TrueCar (NASDAQ: TRUE), the negotiation-free car buying and selling platform, today released certain preliminary estimated financial results and key metrics for the fiscal third quarter ended Sept. 30, 2014.

Preliminary financial results and key metrics for the quarter ended September 30, 2014:

Units are expected to be between 170,000 and 171,000. This represents an increase of 46% at the midpoint of the range as compared to 116,503 units in the third quarter of 2013.

Revenues are expected to be between $56.6 million and $56.8 million. This compares to the Company’s prior guidance of revenues in the range of $51.0 million to $54.0 million, and represents an increase of 51% at the midpoint of the range as compared to revenues of $37.5 million for the third quarter of 2013.

Adjusted EBITDA (1) is expected to be between $3.7 million and $3.9 million. This compares to the Company’s prior guidance of $2.0 million to $3.0 million, and represents an increase of 58% at the midpoint of the range, as compared to $2.4 million for the third quarter of 2013.

Net Loss is expected to be between $(13.8) million and $(13.6) million as compared to net loss of $(4.6) million for the third quarter of 2013.

Non-GAAP Net Income (1) is expected to be between $0.2 million and $0.4 million as compared to a Non-GAAP net loss of $(1.0) million for the third quarter of 2013.

Franchise Dealer Count was 8,149 at September 30, 2014, representing an increase of 29% as compared to 6,327 at September 30, 2013.

(1) Adjusted EBITDA and Non-GAAP net (loss) income are non-GAAP financial measures. Please see the discussion below under the heading “Non-GAAP Financial Measures” and the reconciliations at the end of this release.

TrueCar has provided a range for the preliminary results described above primarily because its financial closing procedures and related review for the quarter ended September 30, 2014 are not yet complete. The preliminary financial results and key metrics presented above are subject to the completion of the Company’s financial closing and review procedures. As a result, there is a possibility that TrueCar’s final results will vary from the Company’s preliminary estimates. TrueCar expects to complete its closing procedures with respect to the quarter ended September 30, 2014 in November 2014.

Non-GAAP Financial Measures

This press release includes information relating to Adjusted EBITDA and Non-GAAP net (loss) income, which are financial measures that are not calculated in accordance with generally accepted accounting principles in the United States, or GAAP. TrueCar defines Adjusted EBITDA as net loss adjusted to exclude interest income, interest expense, depreciation and amortization, change in the fair value of preferred stock warrant liability, non-cash warrant expense, transaction costs from acquisitions, change in fair value of contingent consideration, stock-based compensation, IPO-related expenses, ticker symbol acquisition costs, certain litigation costs, and income taxes. TrueCar defines Non-GAAP net (loss) income as net loss adjusted to exclude stock-based compensation, non-cash warrant expense, change in the fair value of contingent consideration, ticker symbol acquisition costs, IPO-related expenses, certain litigation costs, and transaction costs from acquisitions.

TrueCar has provided below a reconciliation of each of Adjusted EBITDA and Non-GAAP net (loss) income to net loss, the most directly comparable GAAP financial measure. Neither Adjusted EBITDA nor Non-GAAP net (loss) income should be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP. In addition, TrueCar’s Adjusted EBITDA and Non-GAAP net (loss) income measures may not be comparable to similarly titled measures of other organizations as they may not calculate Adjusted EBITDA or Non-GAAP net (loss) income in the same manner as the Company calculates these measures.

TrueCar has included Adjusted EBITDA and Non-GAAP net (loss) income in this press release as they are important measures used by the Company’s management and board of directors to assess operating performance. The Company believes that using Adjusted EBITDA and Non-GAAP net (loss) income facilitates operating performance comparisons on a period-to-period basis because these measures exclude variations primarily caused by changes in the excluded items noted above. In addition, the Company believes that Adjusted EBITDA, Non-GAAP net (loss) income and similar measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as a measure of financial performance and debt service capabilities.

TrueCar’s use of each of Adjusted EBITDA and Non-GAAP net (loss) income has limitations as an analytical tool, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are:

•                  Adjusted EBITDA does not reflect the payment or receipt of interest or the payment of income taxes;

•                  neither Adjusted EBITDA nor Non-GAAP net (loss) income reflects changes in, or cash requirements for, the Company’s working capital needs;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments;

•                  neither Adjusted EBITDA nor Non-GAAP net (loss) income reflects the cash costs to advance TrueCar’s claims in respect of its litigation against Sonic Automotive Holdings, Inc.;

•                  neither Adjusted EBITDA nor Non-GAAP net (loss) income considers the potentially dilutive impact of shares issued or to be issued in connection with share-based compensation or warrant issuances; and

•                  other companies, including companies in TrueCar’s industry, may calculate Adjusted EBITDA and Non-GAAP net (loss) income differently from how the Company does, limiting its usefulness as a comparative measure.

Because of these limitations, investors should consider Adjusted EBITDA and Non-GAAP net (loss) income alongside other financial performance measures, including various cash flow metrics, net loss and the Company’s other GAAP results. In addition, in evaluating Adjusted EBITDA and Non-GAAP net (loss) income, investors should be aware that in the future TrueCar will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and Non-GAAP net (loss) income, and investors should not infer from the Company’s presentation of Adjusted EBITDA and Non-GAAP net (loss) income that its future results will not be affected by these expenses or any unusual or non-recurring items.

The following table presents a reconciliation of preliminary Adjusted EBITDA to preliminary net loss for the quarter ended September 30, 2014 (in millions):

Preliminary net loss	$(13.8) to $(13.6)
Non-GAAP Adjustments:
Interest income	to
Interest expense	to
Depreciation and amortization	3.4 to 3.4
Provision for income taxes	0.1 to 0.1
Stock-based compensation	9.4 to 9.4
Warrant expense	3.7 to 3.7
Certain litigation costs (1)	0.9 to 0.9
Preliminary Adjusted EBITDA	$ 3.7 to $ 3.9

The following table presents a reconciliation of preliminary Non-GAAP net income to preliminary net loss for the quarter ended September 30, 2014 (in millions):

Preliminary net loss	$(13.8) to $(13.6)
Non-GAAP Adjustments:
Stock-based compensation	9.4 to 9.4
Warrant expense	3.7 to 3.7
Certain litigation costs (1)	0.9 to 0.9
Preliminary Non-GAAP net income	$0.2 to $ 0.4

(1)         The excluded amounts relate to legal costs incurred in connection with a claim TrueCar filed against Sonic Automotive Holdings, Inc. for trademark infringement and related matters. TrueCar has not historically excluded these costs from Adjusted EBITDA; however, as the Company has incurred increasing costs to advance its claim, the Company believes that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.

Updated Third Quarter 2014 Conference Call Information

TrueCar, Inc. will report its financial results for the third quarter ended September 30, 2014 on Wednesday, November 5, 2014 after the close of market and will host a conference call that same day at 4:30 p.m. Eastern Time. The earnings release and conference call had been previously scheduled to take place on Thursday, November 6, 2014.  To participate, callers in the U.S. and Canada should dial 1-877-407-0789 and international callers should dial 1-201-689-8562 and reference the conference ID: 13593461. In addition, a live webcast of the call will be accessible through the Investor Relations section of TrueCar’s website at www.true.com and will be archived online for 90 days upon completion of the conference call. A telephonic replay of the call will also be available until 11:59 p.m. Eastern Time, on Wednesday, November 19, 2014, by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay pin number: 13593461.

Forward Looking Statements

This press release contains forward-looking statements regarding the Company’s preliminary results. Because the Company’s financial closing procedures and related review for the quarter ended September 30, 2014 are not yet complete, these forward-looking statements are subject to a number of risks, uncertainties, and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements.

Disclosure Using Social Media Channels

Investors and others should note that TrueCar announces material financial information using its corporate website (true.com), its investor relations website (ir.true.com), SEC filings, press releases, public conference calls and webcasts. Information about TrueCar, its business, and its results of operations may also be announced by posts on the following social media channels:

•                  TrueCar’s Twitter feed (www.twitter.com/truecar)

•                  TrueCar’s Facebook page (www.facebook.com/truecar)

•                  Scott Painter’s Twitter feed (www.twitter.com/TheScottPainter)

•                  John Krafcik’s Twitter feed (www.twitter.com/johnkrafcik)

The information posted on these social media channels could be deemed to be material information. As a result, we encourage investors, the media, and others interested in TrueCar to review the information posted on these social media channels. These channels may be updated from time to time on TrueCar’s investor relations website.

About TrueCar

TrueCar, Inc. (NASDAQ: TRUE) is the negotiation-free car buying and selling platform. TrueCar enables a negotiation-free car buying experience by giving buyers transparent insight into what others actually paid (price confidence), upfront pricing information (price discovery), and access to a network of trusted TrueCar Certified Dealers who provide guaranteed savings certificates and seamlessly complete the car purchase. The reality is that buying a car is painful and buyers fear they are going to overpay or be surprised with unanticipated fees. TrueCar’s transparent upfront pricing information makes the car buying process simple so there are no surprises and buyers never overpay. TrueCar’s mission is to make car buying simple, fair and fun. Its national network of more than 9,000 TrueCar Certified Dealers, including both new car franchise dealers and independent dealers, is committed to providing negotiation-free savings off MSRP and upfront pricing information for all car-buyers, including members of some of the country’s largest membership and service organizations such as AARP, American Express, AAA, and USAA. Note: Not all program features are available in all states. Go to www.truecar.com for program details. TrueCar is headquartered in Santa Monica, Calif., with offices in Santa Barbara, Calif., San Francisco, Calif., and Austin, Texas.

INVESTOR CONTACT:

Alison Sternberg

Vice President, Investor Relations and Administration

O: 800.200.2000 x 8771

investors@true.com

Laura Bainbridge

Addo Communications

O: 310.829.5400

investors@true.com

MEDIA CONTACT:

Alan Ohnsman

Senior Vice President & Chief Communications Officer

aohnsman@truecar.com

O: 800.200.2000 x 8044